Exhibit 99.1

(1)  The shares are held as follows: 134,319 shares held by Zone Venture Fund II, L.P., 183,333 shares held by Zone Venture Fund II Annex, L.P., 2,795 shares held by Draper Atlantic Venture Fund, L.P., 5,591 shares held by Draper Atlantic Venture Fund II, L.P., 6,523 shares held by Draper Atlantic Opportunity Fund, L.P., 127,330 shares held by the Timothy Draper Living Trust, and 138,889 shares held by the Draper 1999 Grandchildrens Trust. In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis, Melissa Draper, Rebecca Draper and Polly Draper may be deemed to beneficially own the shares. Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis, Melissa Draper, Rebecca Draper and Polly Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(3)  The shares are held as follows: 1,792,400 shares held by Zone Venture Fund II, L.P., 298,731 shares held by Draper Atlantic Venture Fund II, L.P., and 298,731 shares held by the Timothy Draper Living Trust. In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper may be deemed to beneficially own the shares. Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(5)  The shares are held as follows: 2,561,506 shares held by Zone Venture Fund II, L.P., 1,116,378 shares held by Draper Atlantic Venture Fund II, L.P., 316,721 shares held by the Timothy Draper Living Trust, and 110,192 shares held by JABE, LLC. In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper may be deemed to beneficially own the shares. Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(7)  The shares are held as follows: 215,220 shares held by Zone Venture Fund II, L.P., 64,566 shares held by Draper Atlantic Venture Fund, L.P., 129,132 shares held by Draper Atlantic Venture Fund II, L.P., 150,654 shares held by Draper Atlantic Opportunity Fund, L.P., and 53,805 shares held by the Timothy Draper Living Trust. In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper may be deemed to beneficially own the shares. Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.